Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Hewlett Packard Enterprise Company pertaining to the Plexxi Inc. 2011 Stock Plan of our reports dated December 15, 2017, with respect to the consolidated and combined financial statements of Hewlett Packard Enterprise Company and the effectiveness of internal control over financial reporting of Hewlett Packard Enterprise Company included in its Annual Report (Form 10-K) for the year ended October 31, 2017, filed with the Securities and Exchange Commission.

San Jose, California
July 13, 2018